Exhibit 10.21

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into effective as of January 1, 2006, by and between NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC., a North Carolina corporation (“MANAGEMENT SERVICES”) and RADIATION THERAPY ASSOCIATES OF WESTERN NORTH CAROLINA, P.A., a North Carolina professional corporation (the “PA”). This Addendum amends Section 3.1 of the Administrative Services Agreement dated January 1, 2002 between the parties (the “Agreement”) to adjust the monthly Service Fee of $766,000.00 paid in 2005 to a monthly Service Fee of $749,333.33, and replaces the Addendum of that same Section dated January 1, 2005.

From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee of $749,333.33. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ David Koeninger
David Koeninger
Vice President and CFO

Accepted:	RADIATION THERAPY ASSOCIATES OF WESTERN NORTH CAROLINA, P.A.

	By:	/s/ Daniel E. Dosoretz, M.D.
Daniel E. Dosoretz, M.D.
Vice President